UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): October 2, 2020

HERITAGE GLOBAL INC.

(Exact name of registrant as specified in its charter)

Florida	001-39471	59-2291344
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12625 High Bluff Drive, Suite 305, San Diego, California	92130
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 847-0656

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (l7 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	HGBL	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.02	Results of Operations and Financial Condition.

Heritage Global Inc. (“HGI”, and together with its consolidated subsidiaries, “we”, “us”, “our” or the “Company”) is providing the following financial update:

Financial Update

Based upon preliminary estimates and information available to us as of the date of this report, we estimate that we will have a range of between approximately $1.3 million and $1.7 million in Adjusted EBITDA for the quarter ended September 30, 2020.

Adjusted EBITDA is a non-GAAP financial measure. We believe that Adjusted EBITDA is a key performance indicator for our business. We define EBITDA as net income plus depreciation and amortization, interest and other expense, and provision for income taxes. Adjusted EBITDA reflects EBITDA adjusted further to eliminate the effects of stock-based compensation. This indicator may not be defined or calculated in the same way as similar indicators used by other companies. We use Adjusted EBITDA in assessing the Company’s results, evaluating the Company’s performance and in reaching operating and strategic decisions. We believe that the presentation of Adjusted EBITDA, when considered together with our financial statements prepared according to U.S. Generally Accepted Accounting Principles (“GAAP”), is useful in providing investors a more complete understanding of the factors and trends affecting the underlying performance of the Company on a historical and ongoing basis. Our use of Adjusted EBITDA is not meant to be, and should not be, considered in isolation or as a substitute for, or superior to, any GAAP financial measure. The Company has not provided guidance for a comparable GAAP measure or a quantitative reconciliation of this forward-looking non-GAAP financial measure to the most directly comparable GAAP measure because it is unable to determine with reasonable certainty the ultimate outcome of certain significant items necessary to calculate such measure without unreasonable effort. These items include, but are not limited to, certain non-recurring or non-core items the Company may record that could materially impact net income, such as income taxes. These items are uncertain, depend on various factors, and could have a material impact on the GAAP reported results for the period. Accordingly, undue reliance should not be placed on this preliminary estimate. The preliminary estimate is not necessarily indicative of any future period and should be read together with the sections titled “Risk Factors” and “Note Regarding Forward-Looking Statements,” and under similar headings in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q.

Item 8.01	Other Events.

We are providing the following updates concerning recent developments in our business:

Recent Developments

COVID -19

The spread of the novel coronavirus (“COVID-19”) had a minor negative impact on our first and second quarter performance resulting from evolving travel and work restrictions as well as a delay in the sale of certain assets.

Going forward, we do not believe COVID-19 and the recent developments surrounding the global pandemic will have material negative impacts on our financial performance as our asset liquidation business is highly concentrated in distressed and surplus assets and we expect that there will be an increased supply of distressed and surplus assets as a result of the COVID-19 pandemic and any downward trends in the overall economy, resulting in more potential for principal deals. We believe that the continuing disruptions to the global supply chain, particularly those involving industrial assets, will further increase demand for U.S.-based surplus assets. Further, we expect that the COVID-19 pandemic will have the following positive impacts on our business:

•	ongoing social distancing requirements in connection with the COVID-19 pandemic will result in increased demand for Heritage Global Partners, Inc.’s online auctions;
•	rising charged-off consumer loan sales will result in expanding volumes for our Financial Assets division;
•	tightening underwriting standards at conventional lenders will result in more funding opportunities for Heritage Global Capital LLC; and
•	greater focus on collateral on bank balance sheets will result in incremental valuation opportunities for our valuation business.

However, positive expected impacts of the COVID-19 pandemic on our business could be offset, at least in part, by negative impacts on certain of our business units relying on travel and field work. Any continuation of travel and work restrictions may result in decreased revenues depending on the scope and duration of such restrictions.

Our Competitive Strengths

We believe we have attributes that differentiate us from our competitors and provide us with significant competitive advantages. Our key competitive strengths are described below.

Differentiated Business Model.  We believe we have diversified business lines serving the financial and industrial asset liquidation market. We have multiple revenue streams in our brokerage and principal based auction services, advisory services and secured lending services. Further, our business is event-driven and we have repeat, forward-flow contracts in place with industry leading customers. We expect to drive growth in our revenue streams by taking different roles, and using partners as needed. In the year ended December 31, 2019, we made use of partners in 38% of the industrial asset auctions in which we participated.

Compelling Macro Growth Drivers.  Historically, recessions drive an increased supply of surplus assets and increased demand for liquidation services, which we believe we are well-positioned to provide. Further, we believe the trend of growth in the marketplace of lending platforms is driving an increased supply of non-performing consumer loans. Additionally, we believe an active market for mergers and acquisitions in manufacturing industries drives demand for industrial asset liquidations and our services. The market in which we operate is highly fragmented, presenting a continued opportunity for the Company to increase market share and drive consolidation.

High Return on Invested Capital.  We believe we have an opportunity, upon securing additional working capital, to drive improved auction economics by serving more frequently in the role of principal rather than the lower margin role of broker. Further, we believe we have a strong growth opportunity in providing secured loans to our financial asset debt buyers, a service we are providing through HGC.

Strong Management Team.  We have built an experienced executive-level management team with deep domain expertise. Our President and Chief Executive Officer, Ross Dove, is a third-generation auctioneer and a pioneering innovator in applying technology to the asset liquidation industry. Mr. Dove began his career in the auction business over thirty years ago, beginning with a small family-owned auction house and helping to expand it into a global firm, DoveBid, which was sold to a third party in 2008. In addition, our senior management team has deep domain expertise in both industrial asset and financial asset transactions.

Our Financial Assets Division

Our Financial Assets division provides liquidity to issuers of consumer credit that are looking to monetize charged-off loans — loans that creditors have written off as uncollectable. Charged-off loans typically originate from banks that issue unsecured consumer credit.

Through National Loan Exchange, Inc. (“NLEX”), we act as an advisor for sales of charged-off and nonperforming asset portfolios via an electronic auction exchange platform for banks, the U.S. government, and other debt holders throughout the United States and Canada. Since the 1980s, NLEX has sold over $150 billion face value of performing, nonperforming and charged-off assets. NLEX sales are concentrated in online, automotive, consumer credit card, student loan and real estate charge-offs. The typical credit we broker sells at a deep discount to face value, and we typically receive a commission for these services from both buyers and sellers. We have existing relationships with high quality, top-tier and mid-tier debt buyers. NLEX is in the process of expanding into the FinTech, student loans and peer-to-peer lending sectors, where we believe NLEX has opportunity for significant growth. In addition, we plan to add post-sale initiatives, making our services more attractive to our customers as compared to our competitors. We believe that the less onerous regulatory environment of the current presidential administration has allowed banks to bring more volume to the market in comparison to prior years. We expect that our income from secured lending will consist of upfront fees, interest income, monthly monitoring fees and backend profit share.

Our management has decades of domain expertise and we believe the ability to leverage extensive funding activity and widespread industry relationships. We believe we have the opportunity for growth through increased penetration of the underserved market of mid-tier buyers of charged-off receivables, providing more economic financing options and a greater variety of funding solutions to our customers.

Our Industrial Assets Division

Our Industrial Assets division advises enterprise and financial customers on the sale of industrial assets mostly from surplus and sometimes distressed circumstances while acting as an agent, guarantor or principal in the sale. The fees for our services typically range from 15–50%, depending on our role and the transaction. This division predominantly targets surplus or distressed sellers of “inside the building” assets. We typically avoid big iron and low margin retail auctions. Biopharmaceuticals, food and beverage and machine manufacturing tools make up 61%, 17% and 8%, respectively, of the industries served between January 1, 2017 and December 31, 2019. In connection with the auctions in which we participated in 2019, we served as the agent, the principal and the guarantor in 74%, 19% and 7% of the transactions, respectively. Of our auction services in 2019, 97% were scalable, online actions, and our auction volumes in the years ended December 31, 2017, 2018 and 2019 were approximately $24 million, $46 million and $53 million, respectively. Our buyers consist of both end-users and dealers.

Our management has decades of domain expertise and experience and we believe the ability to leverage extensive industry relationships and has access to a real-time database of actual sales data across 28 industrial sectors. We believe we have the opportunity for growth in our auction services through shifting toward higher-contribution principal deals and, assuming the acceleration of mergers and acquisitions in manufacturing industries, increased auction services for sales of surplus equipment. Further, we intend to increasingly leverage our Capital Asset Redeployment Enterprise (CARE) software package, which provides an internal asset redeployment management system for corporations. We believe we have the opportunity for growth in our valuation services through the addition of incremental bank-approved vendor lists, geographic expansion and through deeper penetration with our existing bank relationships.

Forward-Looking Statements

This document contains forward-looking statements that are subject to risks and uncertainties. All statements other than statements of historical fact or relating to present facts or current conditions included in this release are forward-looking statements, including any statements regarding guidance and statements of a general economic or industry specific nature. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. You generally can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “plan,” “intend,” “believe,” “may,” “will,” “should,” “could,” “likely” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. For these statements, the Company claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements are not guarantees of future performance, and the Company’s actual results could differ materially from the expectations expressed or implied in any forward-looking statements. You should not put undue reliance on them. Examples of forward-looking statements contained in this document include statements about the expected impact of the COVID-19 pandemic on the Company’s business and the Company’s estimate of Adjusted EBITDA for the quarter ended September 30, 2020. Actual results may differ from those contained in any forward-looking statements made in this release for a variety of reasons, including those described in “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Forward-Looking Information” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2019, and in its subsequent periodic reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2020

HERITAGE GLOBAL Inc.

By:	/s/ Scott A. West
Name:	Scott A. West
Title:	Chief Financial Officer